Exhibit 10.7

FIFTH AMENDED AND RESTATED EXCHANGE AGREEMENT

FIFTH AMENDED AND RESTATED EXCHANGE AGREEMENT (the “Agreement”), dated as of May 7, 2021 among The Blackstone Group Inc., Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and the Blackstone Holdings Limited Partners from time to time party hereto.

WHEREAS, The Blackstone Group L.P., Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and the Blackstone Holdings Limited Partners heretofore executed and delivered the Fourth Amended and Restated Exchange Agreement, dated as of July 1, 2019 (the “Fourth Amended and Restated Exchange Agreement”);

WHEREAS, the parties hereto desire to provide for the exchange of certain Blackstone Holdings Partnership Units for shares of Common Stock, on the terms and subject to the conditions set forth herein;

WHEREAS, the right to exchange Blackstone Holdings Partnership Units set forth in Section 2.1(a) below, once exercised, represents a several, and not a joint and several, obligation of the Blackstone Holdings Partnerships (on a pro rata basis), and no Blackstone Holdings Partnership shall have any obligation or right to acquire Blackstone Holdings Partnership Units issued by another Blackstone Holdings Partnership;

WHEREAS, effective February 26, 2021, the Issuer effectuated changes to rename its Class A common stock as “Common Stock” and to reclassify its Class B common stock and Class C common stock into a new “Series I Preferred Stock” and “Series II Preferred Stock,” respectively, and in connection therewith, the parties to the Fourth Amended and Restated Exchange Agreement now desire to enter into this Agreement to amend and restate the Fourth Amended and Restated Exchange Agreement in its entirety as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Blackstone Holdings AI” means Blackstone Holdings AI L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Blackstone Holdings I” means Blackstone Holdings I L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Blackstone Holdings II” means Blackstone Holdings II L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Blackstone Holdings I/II General Partner” means Blackstone Holdings I/II GP L.L.C., a limited liability company formed under the laws of the State of Delaware and the general partner of Blackstone Holdings AI, Blackstone Holdings I, Blackstone Holdings II, and any successor general partner thereof.

“Blackstone Holdings III” means Blackstone Holdings III L.P., a société en commandite formed under the laws of the Province of Québec, and any successor thereto.

“Blackstone Holdings III General Partner” means Blackstone Holdings III GP L.P., a limited partnership formed under the laws of the State of Delaware, and the general partner of Blackstone Holdings III, and any successor general partner thereof.

“Blackstone Holdings IV” means Blackstone Holdings IV L.P., a société en commandite formed under the laws of the Province of Québec, and any successor thereto.

“Blackstone Holdings IV General Partner” means Blackstone Holdings IV GP L.P., a société en commandite formed under the laws of the Province of Québec and the general partner of Blackstone Holdings IV, and any successor general partner thereof.

“Blackstone Holdings IV General Partner Sub” means Blackstone Holdings IV GP Sub L.P., a société en commandite formed under the laws of the Province of Québec, and any successor thereto.

“Blackstone Holdings General Partners” means, collectively, Blackstone Holdings I/II General Partner, Blackstone Holdings III General Partner and Blackstone Holdings IV General Partner.

“Blackstone Holdings Limited Partner” means each Person that is as of the date of this Agreement or becomes from time to time a limited partner of each of the Blackstone Holdings Partnerships pursuant to the terms of the Blackstone Holdings Partnership Agreements.

“Blackstone Holdings Partnership Agreements” means, collectively, the Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings I, the Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings AI, the Fourth Amended and Restated Limited Partnership Agreement of Blackstone Holdings II, the Fifth Amended and Restated Limited Partnership Agreement of Blackstone Holdings III and the Fifth Amended and Restated Limited Partnership Agreement of Blackstone Holdings IV, as they may each be amended, supplemented or restated from time to time.

“Blackstone Holdings Partnership Unit” means, collectively, one unit of partnership interest in each of Blackstone Holdings AI, Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III and Blackstone Holdings IV, issued pursuant to their respective Blackstone Holdings Partnership Agreements.

“Blackstone Holdings Partnerships” means, collectively, Blackstone Holdings AI, Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III and Blackstone Holdings IV.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Common Stock” means shares of common stock, par value $0.00001 per share, of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Rate” means the number of shares of Common Stock for which a Blackstone Holdings Partnership Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification as provided in Section 2.4 of this Agreement.

“Issuer” means The Blackstone Group Inc., a corporation formed under the laws of the State of Delaware, and any successor thereto.

“Insider Trading Policy” means the Insider Trading Policy of the Issuer applicable to the directors and executive officers of the Issuer, as such insider trading policy may be amended from time to time.

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, dated February 26, 2021, as it may be amended, supplemented or restated from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Issuer.

“Quarterly Exchange Date” means, unless the Issuer cancels such Quarterly Exchange Date pursuant to Section 2.8 hereof, the date that is the later to occur of either: (1) the second Business Day after the date on which the Issuer makes a public news release of its quarterly earnings for the prior Quarter, (2) the first day each Quarter that directors and executive officers of the Issuer are permitted to trade under the Insider Trading Policy, or (3) such other date as the Issuer shall determine in its sole discretion, provided with respect to clause (3) that the Issuer shall provide the Blackstone Holdings Limited Partners with reasonable notice of such date.

“Sale Transaction” has the meaning set forth in Section 2.8 of this Agreement.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer pursuant to the Issuer Certificate of Incorporation to act as registrar and transfer agent for the Common Stock.

ARTICLE II

EXCHANGE OF BLACKSTONE HOLDINGS PARTNERSHIP UNITS

SECTION 2.1. Exchange of Blackstone Holdings Partnership Units.

(a) Subject to adjustment as provided in this Article II, to the provisions of the Blackstone Holdings Partnership Agreements and the Issuer Certificate of Incorporation and to the provisions of Section 2.2 hereof, each Blackstone Holdings Limited Partner shall be entitled on any Quarterly Exchange Date to surrender Blackstone Holdings Partnership Units held by such Blackstone Holdings Limited Partner to the Blackstone Holdings Partnerships in exchange for the delivery by the Blackstone Holdings Partnerships of a number of shares of Common Stock equal to the product of such number of Blackstone Holdings Partnership Units surrendered multiplied by the Exchange Rate (such exchange, an “Exchange”); provided that any such exchange is for a minimum of the lesser of 1,000 Blackstone Holdings Partnership Units or all of the vested Blackstone Holdings Partnership Units held by such Blackstone Holdings Limited Partner.

(b) On the date Blackstone Holdings Partnership Units are surrendered for exchange, all rights of the exchanging Blackstone Holdings Limited Partner as holder of such Blackstone Holdings Partnership Units shall cease, and such exchanging Blackstone Holdings Limited Partner shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Certificate of Incorporation) of such shares of Common Stock.

(c) For the avoidance of doubt, any exchange of Blackstone Holdings Partnership Units shall be subject to the provisions of the Blackstone Holdings Partnership Agreements, including without limitation the provisions of Sections 8.01, 8.03 and 8.04.

SECTION 2.2. Exchange Procedures. (a) A Blackstone Holdings Limited Partner may exercise the right to exchange Blackstone Holdings Partnership Units set forth in Section 2.1(a) above by providing a written notice of exchange at least sixty (60) days prior to the applicable Quarterly Exchange Date to each of the Blackstone Holdings General Partners substantially in the form of Exhibit A hereto, duly executed by such holder or such holder’s duly authorized attorney in respect of the Blackstone Holdings Partnership Units to be exchanged, in each case delivered during normal business hours at the principal executive offices of the Issuer or the Blackstone Holdings General Partners, as applicable.

(b) As promptly as practicable following the surrender for exchange of Blackstone Holdings Partnership Units in the manner provided in this Article II, the Blackstone Holdings Partnerships shall deliver or cause to be delivered at the principal executive offices of the Issuer or at the office of the Transfer Agent the number of shares of Common Stock issuable upon such exchange, issued in the name of such exchanging Blackstone Holdings Limited Partner.

(c) The Blackstone Holdings Partnerships may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election for exchange.

SECTION 2.3. Blackout Periods and Ownership Restrictions.

(a) Notwithstanding anything to the contrary, a Blackstone Holdings Limited Partner shall not be entitled to exchange Blackstone Holdings Partnership Units, and the Issuer and the Blackstone Holdings Partnerships shall have the right to refuse to honor any request for exchange of Blackstone Holdings Partnership Units, (i) at any time or during any period if the Issuer or the Blackstone Holdings Partnerships shall determine, based on the advice of counsel (which may be inside counsel), that there may be material non-public information that may affect the trading price per share of Common Stock at such time or during such period or (ii) if such exchange would be prohibited under applicable law or regulation.

SECTION 2.4. Splits, Distributions and Reclassifications.

(a) The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Blackstone Holdings Partnership Units that is not accompanied by an identical subdivision or combination of the shares of Common Stock; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the shares of Common Stock that is not accompanied by an identical subdivision or combination of the Blackstone Holdings Partnership Units. In the event of a reclassification or other similar transaction as a result of which the shares of Common Stock are converted into another security, then a Blackstone Holdings Limited Partner shall be entitled to receive upon exchange the amount of such security that such Blackstone Holdings Limited Partner would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Blackstone Holdings Partnership Unit.

SECTION 2.5. Shares of Common Stock to be Issued.

(a) The Issuer covenants that if any shares of Common Stock require registration with or approval of any governmental authority under any U.S. federal or state law before such shares of Common Stock may be issued upon exchange pursuant to this Article II, the Issuer shall use commercially reasonable efforts to cause such shares of Common Stock to be duly registered or approved, as the case may be. The Issuer shall use commercially reasonable efforts to list the shares of Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding shares of Common Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Issuer or the Blackstone Holdings Partnership from satisfying their obligations in respect of the exchange of the Blackstone Holdings Partnership Units by delivery of shares of Common Stock which are held in the treasury of the Issuer or the Blackstone Holdings Partnership or any of their subsidiaries.

SECTION 2.6. Taxes.

(a) The delivery of shares of Common Stock upon exchange of Blackstone Holdings Partnership Units shall be made without charge to the Blackstone Holdings Limited Partners for any stamp or other similar tax in respect of such issuance.

SECTION 2.7. Restrictions.

(a) The provisions of Sections 8.02, 8.03 (other than paragraphs (a), (b) and (d)), 8.04 and 8.06 of the Blackstone Holdings Partnership Agreements shall apply, mutatis mutandis, to any shares of Common Stock issued upon exchange of Blackstone Holdings Partnership Units; and the provisions of paragraphs (b) and (d) of Section 8.03 of the Blackstone Holdings Partnership Agreements shall permit Transfers of Common Stock issued upon exchange of Blackstone Holdings Partnership Units to the same extent as Exchange Transactions (as defined in the Blackstone Holdings Partnership Agreements) with respect to Blackstone Holdings Partnership Units may be permitted under such provisions. In each case, the provisions of Sections 8.03 and 8.04 of the Blackstone Holdings Partnership Agreements shall apply in the aggregate to Blackstone Holdings Partnership Units and shares of Common Stock received in exchange for Blackstone Holdings Partnership Units.

SECTION 2.8. Subsequent Offerings.

(a) The Issuer may from time to time provide the opportunity for Blackstone Holdings Limited Partners to sell their Blackstone Holdings Partnership Units to the Issuer, the Blackstone Holdings Partnerships or any of their subsidiaries (a “Sale Transaction”); provided that no Sale Transaction shall occur unless the Issuer cancels the nearest Quarterly Exchange Date scheduled to occur in the same fiscal year of the Issuer as such Sale Transaction. A Blackstone Limited Partner selling Blackstone Holdings Partnership Units in connection with a Sale Transaction must provide notice to Issuer at least thirty (30) days prior to the cash settlement of such Sale Transaction in respect of the Blackstone Holdings Partnership Units to be sold, in each case delivered during normal business hours at the principal executive offices of the Issuer. For the avoidance of doubt, the total aggregate number of Quarterly Exchange Dates and Sale Transactions occurring during any fiscal year of the Issuer shall not exceed four (4).

ARTICLE III

GENERAL PROVISIONS

SECTION 3.1. Amendment. (a) The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the Blackstone Holdings Partnerships and, after a Change of Control (as such term as defined in the Blackstone Holdings Partnership Agreements), the holders of at least a majority of the Vested Percentage Interests (as such term as defined in the Blackstone Holdings Partnership Agreements) of the Blackstone Holdings Partnership Units (excluding Blackstone Holdings Partnership Units held by the Issuer and the Blackstone Holdings General Partners). No amendment to this Agreement shall be required to the extent any entity becomes a successor of any of the foregoing parties.

(b) Each Blackstone Holdings Limited Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or written consent of less than all of the Blackstone Holdings Limited Partners, such action may be so taken upon the concurrence of less than all of the Blackstone Holdings Limited Partners and each Blackstone Holdings Limited Partner shall be bound by the results of such action.

SECTION 3.2. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to the Issuer, to:

345 Park Avenue

New York, New York 10154

Attention: Chief Legal Officer

Fax: (212) 583-5660

Electronic Mail: john.finley@blackstone.com

(b) If to Blackstone Holdings AI L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. or Blackstone Holdings IV L.P., to:

345 Park Avenue

New York, New York 10154

Attention: Chief Legal Officer

Fax: (212) 583-5660

Electronic Mail: john.finley@blackstone.com

(c) If to any Blackstone Holdings Limited Partner, to:

c/o The Blackstone Group Inc.

345 Park Avenue

New York, New York 10154

Attention: Chief Legal Officer

Fax: (212) 583-5660

Electronic Mail: john.finley@blackstone.com

SECTION 3.3. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 3.5. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 3.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.8. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then- existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Blackstone Holdings Partnerships may cause any Blackstone Holdings Partnership to bring, on behalf of the Issuer or such Blackstone Holdings Partnership or on behalf of one or more Blackstone Holdings Limited Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Blackstone Holdings Limited Partner (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Blackstone

Holdings Partnerships as such Blackstone Holdings Limited Partner’s agents for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Blackstone Holdings Limited Partner of any such service of process, shall be deemed in every respect effective service of process upon the Blackstone Holdings Limited Partner in any such action or proceeding.

(c) (i) EACH BLACKSTONE HOLDINGS LIMITED PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.8. In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.

SECTION 3.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

SECTION 3.10. Tax Treatment. To the extent this Agreement imposes obligations upon a particular Blackstone Holdings Partnership or a Blackstone Holdings General Partner, this Agreement shall be treated as part of the relevant Blackstone Holdings Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and

1.761-1(c) of the Treasury Regulations. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of Blackstone Holdings Partnership Units by a Blackstone Holdings Limited Partner to Blackstone Holdings I/II General Partner, Blackstone Holdings III General Partner or Blackstone Holdings IV General Partner Sub, as the case may be, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

SECTION 3.11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

THE BLACKSTONE GROUP INC.

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS AI L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	The Blackstone Group Inc., its sole member

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS I L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	The Blackstone Group Inc., its sole member

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

[Signature Page to Fifth Amended and Restated Exchange Agreement]

BLACKSTONE HOLDINGS II L.P.

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	The Blackstone Group Inc., its sole member

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III GP L.P., its general partner

By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	The Blackstone Group Inc., its sole member

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

[Signature Page to Fifth Amended and Restated Exchange Agreement]

BLACKSTONE HOLDINGS IV L.P.

By:	Blackstone Holdings IV GP L.P., its general partner

By:	Blackstone Holdings IV GP Management
(Delaware) L.P., its general partner

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	The Blackstone Group Inc., its sole member

By:	/s/ Tabea Hsi
Name: Tabea Hsi
Title: Senior Managing Director – Assistant Secretary

[Signature Page to Fifth Amended and Restated Exchange Agreement]

EXHIBIT A

[FORM OF]

NOTICE OF EXCHANGE

Blackstone Holdings I L.P.

Blackstone Holdings AI L.P.

Blackstone Holdings II L.P.

Blackstone Holdings III L.P.

Blackstone Holdings IV L.P.

345 Park Avenue

New York, New York 10154

Attention: Tabea Hsi

Fax: (646) 455-4221

Electronic Mail: tabea.hsi@blackstone.com

Reference is hereby made to the Fifth Amended and Restated Exchange Agreement, dated as of May 7, 2021 (the “Exchange Agreement”), among The Blackstone Group Inc., Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and the Blackstone Holdings Limited Partners from time to time party thereto, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Blackstone Holdings Limited Partner hereby elects to exchange the number of Blackstone Holdings Partnership Units set forth below for an equal number of shares of Common Stock to be issued in its name.

Name of Blackstone Holdings Limited Partner:

Number of Blackstone Holdings Partnership Units to be exchanged on the [____] exchange date: _________________ units (or such lesser number as the Issuer may determine in its sole discretion, which determination shall be final and binding and shall be conclusively determined by the exchange of such lesser number of Blackstone Holdings Partnership Units).

The undersigned acknowledges that this Notice of Exchange is binding and may only be withdrawn with the consent of the Issuer prior to the exchange date.

The undersigned (1) hereby represents that the Blackstone Holdings Partnership Units set forth above are owned by the undersigned, (2) hereby exchanges such Blackstone Holdings Partnership Units for shares of Common Stock as set forth in the Exchange Agreement, (3) hereby irrevocably constitutes and appoints any officer of the Blackstone Holdings Partnerships, the Blackstone Holdings General Partners or the Issuer as its attorney, with full power of substitution, to exchange said Blackstone Holdings Partnership Units on the books of the Blackstone Holdings Partnerships for shares of Common Stock on the books of the Issuer, with full power of substitution in the premises.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated: ______________

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